Exhibit 99.1

General Steel Announces the Appointment New Chief Executive Officer

BEIJING – July 23, 2015 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-owned steel producer in China, today announced the appointment of Ms. Yunshan Li as its Chief Executive Officer effective immediately. Ms. Li succeeds Mr. Henry Yu, the Company’s former Chief Executive Officer, who will remain to serve as the Chairman of the Board of Directors of the Company, and continue to work closely with Ms. Li to ensure a seamless transition.

Ms. Li brings considerable experience in the chemical and clean energy industries. Prior to General Steel, Ms. Li was the Co-Founder and Chief Executive Officer of Catalon Chemical Corporation, a manufacturer of De-NOx honeycomb catalysts that are widely applied at coal-fired power plants and steel mills in China to reduce polluting emissions. Previously, Ms. Li served as the Chief Representative for the University of Southern California (“USC”) Viterbi School of Engineering in China. With her strong inter-cultural and technical background, Ms. Li had also helped several US-based clean energy companies to successfully launch their operations in China. She received two Master Degrees in Industrial Engineering and Petroleum Engineering, both from University of Southern California.

“We are thrilled to have Ms. Li join the executive team and look forward to her stewardship in our continued strategic transformation from an integrated steel producer into a comprehensive service and product provider in other alternative businesses,” said Henry Yu, Chairman of General Steel, “The Board and I are confident that Ms. Li’s inter-cultural leadership qualities, deep experience in chemical and clean technologies, and proven ability to pioneer breakthrough products into new markets make her the ideal choice as General Steel’s new Chief Executive Officer.”

Ms. Li commented, “I am honored to have the opportunity to join General Steel and help transform the Company into new markets and business models. I hope to inject fresh perspectives to not only improve the Company’s existing operations and objectives but also use the Company’s considerable resources to springboard into other businesses and acquire new strategic opportunities. I look forward to working with Henry, the Board and the rest of the leadership team in guiding General Steel into a new era.”

About General Steel

General Steel Holdings, Inc. is a leading non-state-owned steel maker headquartered in Beijing, China. With seven million metric tons of crude steel production capacity under management and operations in Tianjin municipality and China’s Shaanxi and Guangdong provinces, the Company produces a variety of steel products including rebar and high-speed wire.

In addition to its steel business, the Company also designs, manufactures, and integrates radio frequency identification (“RFID”) systems. The Company’s RFID technology provides real-time data on supplies, inventory, and goods, thereby greatly enhancing its customers’ administration and planning processes, as well as, asset tracking and supply chain management.

General Steel Holdings, Inc.

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Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, including those disclosed in the Company's most recent Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

General Steel Holdings, Inc.

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited

Carene Toh

Tel: +1-888-957-3362

Email: generalsteel@asiabridgegroup.com